UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2012

VWR FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124100	56-2445503
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Matsonford Road P.O. Box 6660 Radnor, PA		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 386-1700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) John M. Ballbach and the Board of Directors (the “Board”) of VWR Funding, Inc. (the “Company”) have agreed that effective July 25, 2012, Mr. Ballbach will no longer be serving as Chairman, President and Chief Executive Officer of the Company or as a member of the Board. In connection with Mr. Ballbach’s departure, the Company and Mr. Ballbach entered into a General Release (the “Release Agreement”). The Release Agreement will not become effective until August 1, 2012, which is the date it becomes irrevocable. Pursuant to the Release Agreement, Mr. Ballbach will receive (i) cash severance payments in the amount of $5,226,636, payable in equal installments over 12 months and (ii) payment of continued health benefits for a period of 18 months, in exchange for a general release of all claims, including all obligations under his employment agreement, to the Company and for agreeing to provide consulting services to the Company for six months.

(c) Effective as of July 25, 2012, the Board appointed Manuel Brocke-Benz, the Company’s current Senior Vice President and Managing Director of Europe, Lab and Distribution Services, to serve as the Company’s interim Chief Executive Officer. Mr. Brocke-Benz, 54, has served as the Senior Vice President and Managing Director of Europe, Lab and Distribution Services of the Company since January 2006. Mr. Brocke-Benz joined the Company in 1987. Prior to assuming his current position, he served as Senior Vice President and General Manager Continental Europe from 2003 to 2005 and as Corporate Senior Vice President Process Excellence from 2001 to 2003. During the years 1996 to 2001 he served as General Manager Benelux countries, Vice President European Key Accounts, Vice President European Marketing and Corporate Senior Vice President Global E-business. Mr. Brocke-Benz will continue to serve in his current position as Senior Vice President and Managing Director of Europe, Lab and Distribution Services while serving as the interim Chief Executive Officer. Mr. Brocke-Benz’s annualized base salary, converted from Euros to U.S. dollars using the average exchange rate for the first six months of 2012 (1.30), will be increased to $801,450 and his target cash bonus percentage (expressed as a percentage of base salary paid for 2012) for purposes of determining his cash incentive award under the Management Incentive Plan will be increased from 75% to 100%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR Funding, Inc.

Date: July 26, 2012	By:	/s/ Theresa A. Balog
Name: Theresa A. Balog
Title: Vice President and Corporate Controller